EXHIBIT 2


                            CONFIDENTIALITY AGREEMENT


     THIS AGREEMENT is entered into as of February 9, 2003 by and between High River Limited Partnership, a Delaware limited partnership ("Bidder"), and INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Company"). Bidder and the Company are considering whether to explore the possibility of a merger without a tender offer (the "Transaction"). In this connection Bidder has requested or may request certain information from the Company and the Company has requested or may request certain information from Bidder. This Agreement sets forth certain restrictions to which the parties are agreeing because they are exchanging information with each other. As used in this Agreement, references to each party shall include such party and each of its affiliates (as defined in Rule 12b-2 promulgated by the Securities and Exchange Commission ("SEC")) over which such party has actual control. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, partnership, individual, association, trust or other entity. The term "representatives" as used in this Agreement with respect to any person shall include (i) potential financing sources for the Transaction (in the case of Bidder), controlling stockholders of such person (with respect to Bidder) and
(iii) the agents (including without limitation financial advisors, consultants, lawyers and accountants), partners, members, directors, officers or employees of such person and (with respect to Bidder) of each of the persons referred to in clauses (ii) and (iii).

     1. As a condition to either Bidder or the Company furnishing the other party with the information (written or oral) such party has requested or may request, each party is requiring that the other party agree, as set forth below, to treat confidentially such information and any other information (written or oral) concerning the disclosing party and its assets or businesses which is furnished by the disclosing party to the receiving party or its representatives, after the date of this Agreement (collectively the "Evaluation Material"). The term "Evaluation Material" with respect to the disclosing party also includes all analyses, compilations, studies or other documents prepared by the receiving party, its representatives or others containing, or based in whole or in part on, any such Evaluation Material provided by the disclosing party. However, the term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its representatives in violation of this Agreement, (ii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or one of its representatives which source is not know by the receiving party or its representatives to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation, or (iii) has been independently developed by the receiving party without violating any of its obligations under this Agreement. The parties agree that the delivery of the Evaluation Material shall only be required if permitted by applicable law.

     2. Except as required by law, rule or regulation or as permitted by the terms of this Agreement, each party agrees to (x) treat the other party's Evaluation Material confidentially and that such information will be kept confidential and will be used by the receiving party and its representatives solely for the purpose of evaluating the Transaction; and (y) transmit the other party's Evaluation Material only to those of the receiving party's representatives who are involved in evaluating the Transaction and who (i) have been advised by the receiving party of the provisions of this Agreement and (ii) agree with the receiving party to keep confidential the Evaluation Material except as permitted otherwise by this Agreement, to be bound by paragraph 3 of this Agreement, and not to use the Evaluation Material except for the purpose of evaluating the Transaction. Each party shall be responsible to the other party for any harm the other party suffers because of any breach of this Agreement or the agreements referred to in the immediately preceding sentence by the receiving party or its representatives.

     3. Except as required by law, rule, or regulation as reasonably determined by the general counsel of the receiving party (and then only with prior written notice to the disclosing party of such requirement unless such notice is prohibited by law, or if paragraph 4 is applicable, then only in accordance with paragraph 4 or as agreed in writing), or as otherwise permitted by the terms of this Agreement, neither Bidder nor the Company nor its respective representatives who are given access to the Evaluation Material, will disclose to any other person (i) any portion of the Evaluation Material, (ii) that the Evaluation Material has been made available to the receiving party, (iii) that discussions or negotiations between Bidder and the Company are taking or have taken place, or (iv) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof.

     4. In the event that either Bidder or the Company or their respective representatives become legally compelled in a proceeding before a court, arbitrator or administrative agency to disclose (i) any portion of the other party's Evaluation Material, (ii) that the other party's Evaluation Material has been made available to the receiving party, (iii) that discussions or negotiations between Bidder and the Company are taking place, or (iv) any of the terms, conditions or other facts with respect to the Transaction, including the status thereof, such receiving party will, and will direct its representatives to, provide the other party with prompt written notice (unless prohibited by law) of such legal compulsion, and shall reasonably seek to defer disclosure to the extent legally permitted until the other party has had an opportunity to seek a protective order or other appropriate remedy or to waive compliance by the receiving party and/or its representatives with the provisions of this Agreement. In the event that a protective order or other remedy is not obtained in such a proceeding, or the other party fails to waive compliance with the provisions of this Agreement, the receiving party subject to a proceeding agrees that it will, and will direct its representatives to, disclose only that information which its counsel advises is legally required to be disclosed and will exercise its reasonable efforts, and will direct its representatives to exercise their reasonable efforts, to cooperate with the disclosing party to obtain reasonable assurance that confidential treatment will be accorded to the information which is so disclosed.

     5. The provisions of Sections 2, 3, 4 and 10 are not intended to and shall not be deemed to restrict or limit the right or ability of Bidder or its affiliates to, and the same may, in their discretion notwithstanding any other provision of this agreement: (i) use Evaluation Material in connection with the making of any proposal or offer for the acquisition of the Company or its securities or assets, whether by purchase, merger, consolidation or business combination or other extraordinary transaction and including, without limitation, any proposal or offer contemplated in the final sentence of Section 10 below; (ii) following the commencement by any other person of any tender or exchange offer for securities of the Company, make, and, in its discretion, consummate, a tender and/or exchange offer for securities of the Company and may use Evaluation Material in connection therewith and may disclose such Evaluation Material or other information as may be required to be disclosed by law, rule or regulation, including any material non-public information; and (iii) engage in discussions with others that have entered into confidentiality agreements with the Company and use and disclose Evaluation Material or other information in connection therewith, including in discussions to join with such persons
(including as a financing source) in making proposals or offers for a Transaction and any such other persons shall, by virtue of this provision , also be entitled to participate in such discussions notwithstanding any restriction set forth in any other prior agreement that such person may have with the Company

     6. Each party acknowledges that it is aware (and that its respective representatives who are apprised of this matter have been advised) of its obligations under the United States securities laws.

     7. Unless a written agreement with respect to the Transaction has been entered into between Bidder and the Company, in the event that the Transaction is not effected or upon termination of this Agreement, each party will, and will direct its representatives to, promptly upon the request of the disclosing party deliver to the disclosing party its non-oral Evaluation Material and all copies thereof including, without limitation, all analyses, compilations, studies or other documents prepared by the receiving party or its representatives, without retaining any copy thereof, except that such portion of the Evaluation Material which consists of analyses, compilations, studies or other documents prepared by the receiving party or its representatives, may be redacted prior to delivery or, if legally permitted, destroyed at the option of the receiving party. If the receiving party elects to destroy any Evaluation Material as permitted by the immediately preceding sentence, it shall promptly certify such destruction in writing to the other party.

     8. Each party acknowledges that neither the disclosing party nor any of its representatives makes any express or implied representation or warranty as to the accuracy or completeness of the disclosing party's Evaluation Material, or that such disclosing party has provided the receiving party with all of the information such receiving party has requested. Except as provided in a definitive agreement for a Transaction, each party agrees that neither the disclosing party nor its representatives shall have any liability to the receiving party or any of its representatives resulting from the use of the disclosing party's Evaluation Material by the receiving party or its representatives or their reliance thereon. Each party agrees that unless and until a definitive agreement with the other party with respect to any Transaction has been executed and delivered, neither party is under any legal obligation whatsoever with respect to a Transaction other than the parties' obligations to each other under this Agreement.

     9. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. It is agreed that each party will be irreparably harmed by a breach of this Agreement by the other party or its representatives. Nothing contained herein shall be construed to preclude either party from obtaining equitable relief, including, without limitation, injunction and specific performance, in the event of any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach by Bidder or the Company or its respective representatives of this Agreement but shall be in addition to all other remedies available at law or equity.

     10. Each of the parties agrees that, for a period of six months from the date of this Agreement except: (x) as part of the Transaction or (y) as permitted under Section 5 above, neither it nor any of its controlling stockholders to whom Evaluation Material has been made available ("Covered Stockholders") will, nor will it or its Covered Stockholders authorize or permit any of their respective representatives in their capacity as such to, in each case unless and until such time as the other party shall hereafter have been specifically invited in writing by the other party: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any securities (including in all cases debt and equity securities) of the other party or any beneficial interest therein or (other than in the ordinary course of business) any assets of the other party, (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of, any securities of the other party, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization, liquidation, dissolution or other extraordinary transaction of or involving the other party or its securities or assets, (iv) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) in connection with any voting securities of the other party, (v) have any discussions or enter into any arrangements, understandings or agreement (whether written or oral), with any persons in connection with any of the foregoing; provided, however, that the provisions of this paragraph 10 shall not be and shall for all purposes cease to be operative with respect to Bidder in the event that (A) any third party shall commence any transaction with respect to the Company of a type described in clause (iii) above (excluding however, any participation in such third party transaction by Bidder) or (B) the Company shall enter into (or shall announce its intention to do so) a definitive agreement, or an agreement contemplating a definitive agreement, for, or relating to a transaction, or shall engage in a transaction, of a type described in clause (iii) above; or (C) the Company shall cease to engage in disclosure of information to the Bidder hereunder, or to engage in discussions regarding a Transaction, and upon receipt of written notice of such failure by Bidder, the Company fails to contact the Bidder and to reinstate such communications within forty-eight (48) hours following its receipt of such notice; or (D) in the event that any person or "group" acquires "beneficial ownership" (as such terms are used in Section 13(d) of the Securities Exchange Act and the rules promulgated thereunder) of 15% of any class of the voting securities of the Company, unless prior to such person acquiring such beneficial ownership, the Company has implemented a "poison pill" on typical terms, that would restrict such person from acquiring in excess of 15% of any class of the voting securities of the Company; and provided further, that the provisions of this paragraph 10 shall not be operative with respect to the Company in the event that (A) any third party shall commence any transaction with respect to Bidder of a type described in clause (iii) above (excluding, however, any participation in such third party transaction by the Company), (B) Bidder shall enter into (or shall announce its intention to do so) a definitive agreement, or an agreement contemplating a definitive agreement for, or relating to a transaction, or shall engage in a transaction, of a type described in clause (iii) above. Notwithstanding the foregoing: (i) neither party nor its affiliates nor any Covered Stockholders shall be prohibited from making a proposal or offer to the other party with respect to a transaction between the parties or extraordinary transactions involving the Company or its subsidiary or any financing in respect of any extraordinary transaction with respect to the Company or its subsidiaries; and
(ii) each party shall be free to make any announcement or disclosure as is required by law, rule or regulation as reasonably determined by the general counsel of such party and the parties hereto acknowledge that the Bidder may in its discretion file this Agreement as an Exhibit to its filing on Schedule 13D.

     11. This Agreement shall be governed by the laws of the state of Delaware.

     12. This Agreement shall inure to the benefit of and be binding upon the parties. Neither party may, directly or indirectly, including as a result of a change in control of such party, by merger, operation of law or otherwise, assign or transfer its rights under this Agreement.

     13. In the event of a termination, the rights and obligations of the parties hereunder shall immediately terminate, except that the parties' respective obligations under Sections 2, 3, 4, 5, 7, 8 and 10 shall survive for the periods stated therein or, if no period is stated, for ten (10) years and the provisions hereof not containing obligations shall survive indefinitely.


     14. In the event that the Company or its affiliates or anyone acting on its or their behalf enters into a confidentiality or standstill agreement, or has entered into any such agreement, relating to an extraordinary transaction involving the Company (or any modification or waiver in respect thereof) on terms more favorable then those provided to the Bidder hereunder in any respect, then this Agreement shall be deemed to be automatically modified to contain such provisions if so elected by the Bidder and the Company shall give immediate written notice thereof to the Bidder and shall, at the request of the Bidder, enter into a formal modification of this agreement to reflect such changes.

     15. All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by messenger, transmitted by facsimile transmission (with receipt confirmed), or five (5) days after being mailed by registered or certified mail, postage prepaid, as follows:

                  (a)  If to the Company:

                           Insignia Financial Group, Inc.
                           200 Park Avenue
                           New York, New York  10066

                           Attention:  Mr. Andrew L. Farkas

                  With a copy to outside counsel:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036

                           Attention:  Arnold S. Jacobs, Esq.

                  (b)  If to Bidder:

                           High River Limited Partnership
                           767 Fifth Avenue
                           Suite 4700
                           New York, New York 10153

                           Attention:  Carl C. Icahn

                  With a copy to outside counsel:

                           Keith L. Schaitkin, Esq.
                           Icahn Associates Corp.
                           767 Fifth Avenue
                           Suite 4700
                           New York, New York 10153

     16. If any provision of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. This Agreement may be executed in counterparts, both of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have agreed as of the date set forth above.

                      INSIGNIA FINANCIAL GROUP, INC.

                      /s/ Andrew Farkas
                      By:      Andrew Farkas
                      Title:


                      HIGH RIVER LIMITED PARTNERSHIP
                      By:  Barberry Corp., its general partner

                      /s/ Carl C. Icahn
                      By:      Carl C. Icahn
                      Title:   President





     [Confidentiality Agreement with Insignia dated as of February 9, 2003]